                                                                      EXHIBIT 2

                         COLUMBIA FEDERAL SAVINGS BANK

                           AMENDED PLAN OF CONVERSION

                               Table of Contents



Introduction                                                                                           6
Definitions                                                                                            6
Procedures for the Conversion                                                                          9
Purchase Price of Common Shares and Number of Common Shares to be Offered in Connection
 with the Conversion                                                                                  10
Subscription Rights of Eligible Account Holders                                                       11
Subscription Rights of Tax-Qualified Employee Stock Benefit Plans                                     12
Subscription Rights of Supplemental Eligible Account Holders                                          12
Subscription Rights of Other Eligible Members                                                         12
Community Offering                                                                                    13
Additional Limitations on Purchases                                                                   13
Procedures for the Subscription Offering and the Community Offering                                   14
Payment for Common Shares                                                                             15
Expiration of Subscription Rights; Undelivered, Defective or Late Order Forms; Insufficient Payment   16
Compliance with Securities Laws                                                                       17
Rights of Shareholders After Completion of Conversion                                                 17
Establishment of Liquidation Account                                                                  17
Accounts in Converted Association                                                                     18
Restrictions on Purchases and Sales of Common Shares by Officers and Directors Following Conversion   18
Restrictions on Acquisition of Columbia Federal or the Holding Company                                19
Amendment or Termination of this Plan                                                                 19
Consummation of Conversion                                                                            19
Tax Rulings/Opinions                                                                                  20
Directors and Officers of Columbia Federal                                                            20
Stock Benefit Plans                                                                                   20
Registration of Common Shares; Market for Common Shares                                               20
Expenses of Conversion                                                                                20
Mailing of Proxy Materials                                                                            20
Interpretation of the Plan                                                                            21

                         COLUMBIA FEDERAL SAVINGS BANK

                           AMENDED PLAN OF CONVERSION

1.   INTRODUCTION.

     The Board of Directors of Columbia Federal Savings Bank (hereinafter referred to as "Columbia Federal") adopted a Plan of Conversion on October 9, 1997. On December 11, 1997, the Board of Directors approved certain amendments to the Plan of Conversion, all of which are incorporated into this Amended Plan of Conversion. This Amended Plan of Conversion is hereinafter referred to as this "Plan."

     This Plan provides for the conversion of Columbia Federal from a mutual savings and loan association to a permanent capital stock savings association chartered under the laws of the United States (hereinafter referred to as the "Conversion") and the acquisition by a holding company to be formed at the direction of Columbia Federal of all of the capital stock to be issued by Columbia Federal in the Conversion. The purpose of the Conversion is to provide Columbia Federal with additional capital to increase its regulatory capital, expand lending and investment activities, enhance customer services and pursue other lawful activities which the Board of Directors may deem to be in the best interests of Columbia Federal.

     After the completion of the Conversion, savings accounts in Columbia Federal will be equivalent in amount, interest rate and other terms to the present savings accounts in Columbia Federal and will continue to be insured by the Federal Deposit Insurance Corporation to the maximum amount permitted by law. Rights of account holders with respect to liquidation and voting will change, however, as a result of the Conversion. As a permanent capital stock savings association, Columbia Federal will succeed to all of the presently existing rights, interests, duties and obligations of the mutual savings and loan association to the extent provided by law, including, but not limited to, all rights to and interests in its assets and properties, both real and personal.

     This Plan must be approved at the Special Meeting (hereinafter defined) of Members (hereinafter defined) by the affirmative vote of a majority of the total outstanding votes entitled to be cast at the Special Meeting. Before this Plan may be submitted at the Special Meeting to the members of Columbia Federal for approval, however, this Plan must be approved by the Office of Thrift Supervision (hereinafter referred to as the "OTS"). The Amended Charter and the Amended Bylaws of Columbia Federal must also be approved at the Special Meeting by the affirmative vote of at least a majority of the total outstanding votes entitled to be cast in person or by proxy at the Special Meeting.

2.    DEFINITIONS.

      As used in this Plan, the following terms have the corresponding meanings:

      ACTING IN CONCERT means (a) knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

      AFFILIATE, when used to indicate a relationship with a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

      AMENDED BYLAWS means the Federal Bylaws of Columbia Federal in the form which is attached hereto as Exhibit II and which will be filed with the OTS on the date on which the Conversion becomes effective.

      AMENDED CHARTER means the Federal Stock Charter of Columbia Federal in the form which is attached hereto as Exhibit I and which will be filed with the OTS on the date on which the Conversion becomes effective.

      APPLICATION means the Application for Conversion on Form AC to be filed by Columbia Federal with the OTS pursuant to Title 12, Code of Federal Regulations, Part 563b.

      ASSOCIATE, when used to indicate a relationship with any Person, means
      (i) any corporation or organization (other than Columbia Federal, the Holding Company or a majority-owned subsidiary of Columbia Federal or the Holding Company) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that such term will not include a Tax-Qualified Employee Stock Benefit Plan, and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or Officer of Columbia Federal, the Holding Company or any of their subsidiaries.

      BROKER means any Person engaged in the business of effecting transactions in securities for the account of others.

      COMMON SHARES means the common shares of the Holding Company to be offered and sold by the Holding Company in connection with the Conversion.

      COMMUNITY MEMBER means any natural person who, on the date of submission of an Order Form, is a Resident of either Boone County or Kenton County, the counties in which Columbia Federal's offices are located.

      COMMUNITY OFFERING means the offering of Common Shares to the public concurrently with or after the completion of the Subscription Offering in a manner by which Community Members are given preference.

      CONVERSION means the change in the form of Columbia Federal from the mutual to the permanent capital stock form upon (i) the filing of the Amended Charter; (ii) the sale and issuance of Common Shares by the Holding Company in the Subscription Offering and the Community Offering; and (iii) the purchase by the Holding Company of the capital stock of Columbia Federal.

      DEALER means any Person who engages either for all or part of such person's time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another Person.

      ELIGIBILITY RECORD DATE means the close of business on September 30, 1996, the record date set by Columbia Federal for determining Eligible Account Holders.

      ELIGIBLE ACCOUNT HOLDER means any person holding a Qualifying Deposit in Columbia Federal on the Eligibility Record Date.

      FDIC means the Federal Deposit Insurance Corporation, an agency of the United States government.

      HOLDING COMPANY means a corporation to be formed at the direction of Columbia Federal under Ohio law for the purpose of becoming a savings and loan holding company through the acquisition of all of the capital stock to be issued by Columbia Federal in connection with the Conversion.

      COLUMBIA FEDERAL means Columbia Federal Savings Bank, in its mutual or stock form, as appropriate.

      INDEPENDENT APPRAISER means the firm employed by Columbia Federal to make the estimated pro forma market valuation of Columbia Federal which will be used as the basis for determining the price of the Common Shares.

      LIQUIDATION ACCOUNT means the account established in accordance with
      Section 16 of this Plan for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account at Columbia Federal after the Conversion.

      MEMBER means any Person qualifying as a member of Columbia Federal under its present Charter and Bylaws and any borrower as of December 16, 1995, who retains membership rights pursuant to Title 12, Code of Federal Regulations, Section 544.1.

      OFFICER means an executive officer of the Holding Company or Columbia Federal, including the Chairman of the Board of Directors, the President, a Vice President, the Secretary, the Treasurer or principal financial officer, the comptroller or principal accounting officer and any other person performing similar functions for the Holding Company or Columbia Federal.

      ORDER FORMS means the original forms which will be sent to the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members to enable such Persons to exercise their respective Subscription Rights in accordance with this Plan and which may be sent to others in the Community Offering.

      OTHER ELIGIBLE MEMBERS means those Persons, other than Eligible Account Holders and Supplemental Eligible Account Holders, who are eligible to purchase Common Shares pursuant to this Plan by reason of being a Voting Member.

      OTS means the Office of Thrift Supervision, an agency of the United States government.

      PERSON means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

      PROSPECTUS means the document describing the terms and conditions of the Subscription Offering and the Community Offering, including a complete description of the business and affairs of Columbia Federal and the Holding Company.

      PROXY means the form of authorization by which a Person is, or may be deemed to be, designated to act for a Voting Member in the exercise of his or her voting rights in the affairs of Columbia Federal.

      PROXY MATERIALS means the Notice of Special Meeting, the Proxy Statement and the form of Proxy used in connection with soliciting Proxies from Members for use at the Special Meeting.

      PURCHASE PRICE means the actual, uniform price per share at which Common Shares will be sold in the Subscription Offering and may be offered in the Community Offering. Such price shall be based upon the appraised estimated pro forma market value of such shares, determined as provided in Section 4 of this Plan.

      QUALIFYING DEPOSIT means the aggregate balance of all Savings Accounts owned by an Eligible Account Holder or a Supplemental Eligible Account Holder at the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, respectively; provided, however, that Savings Accounts with aggregate deposit balances of less than $50 will not constitute a Qualifying Deposit.

      RESIDENT means any person who, on the Voting Record Date, maintains a bona fide residence within Kenton County or Boone County, Kentucky, as determined in the sole discretion of Columbia Federal and the Holding Company.

      SEC means the Securities and Exchange Commission, an agency of the United States government.

      SAVINGS ACCOUNT has the same meaning as that specified in Title 12, Code of Federal Regulations, Part 561, as in effect on the date this Plan is adopted by the Board of Directors of Columbia Federal, and includes certificates of deposit.

      SPECIAL MEETING means the meeting of the Voting Members of Columbia Federal called for the specific purpose of submitting this Plan to the Voting Members for approval.

      SUBSCRIPTION OFFERING means the offering of Common Shares to the holders of Subscription Rights.

      SUBSCRIPTION RIGHTS means the nontransferable rights issued by Columbia Federal to the Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members to purchase Common Shares in the Subscription Offering pursuant to this Plan.

      SUPPLEMENTAL ELIGIBILITY RECORD DATE means the record date used for determining Supplemental Eligible Account Holders. Such date will be the last day of the calendar quarter preceding the approval by the OTS of the Application.

      SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any person holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date, except Officers and directors of Columbia Federal and the Holding Company and their Associates.

      TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan of the Holding Company or Columbia Federal, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended.

      VOTING MEMBER means any Member of Columbia Federal eligible to vote at the Special Meeting.

      VOTING RECORD DATE means the record date fixed by the Board of Directors in accordance with applicable OTS regulations and the Charter and Bylaws of Columbia Federal for determining the eligibility of Members to vote on this Plan at the Special Meeting.

3.    PROCEDURES FOR THE CONVERSION.

      The following procedures will be followed to effect the Conversion:

           Promptly after the adoption of this Plan by a vote of at least two-thirds of the members of the Board of Directors of Columbia Federal, Columbia Federal will publish a notice of the adoption of this Plan in an English language newspaper having general circulation in each community in which an office of Columbia Federal is located. Copies of such notice will also be made available for inspection by Members at each office of Columbia Federal.

           The Holding Company will be incorporated under Ohio law, after which the Board of Directors of the Holding Company will consent to the Plan by at least a two-thirds vote.

           Columbia Federal will submit this Plan for approval, together with all other requisite materials, to the OTS in the form of the Application.

           After the filing of the Application with the OTS, Columbia Federal will prominently post in each office of Columbia Federal and publish in an English language newspaper having general circulation in each community in which an office of Columbia Federal is located a notice to the effect that Columbia Federal has filed the Application with the OTS.

           After the OTS approves the Application, Columbia Federal will mail Proxy Materials to each of the Voting Members as of the Voting Record Date at their last known addresses appearing on the records of Columbia Federal for the purpose of soliciting the Proxies of Voting Members for use at the Special Meeting. The approval of this Plan will require the affirmative vote, cast in person or by Proxy, of a majority of the total outstanding votes entitled to be cast at the Special Meeting.

           Subject to the approval of this Plan by the Voting Members at the Special Meeting, the following will occur:

              Common Shares will be offered simultaneously to the Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, the Supplemental Eligible Account Holders and the Other Eligible Members in the respective priorities set forth in Sections 5, 6, 7 and 8 of this Plan. All sales of Common Shares to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members will be completed at the earliest practicable date following expiration of the Subscription Rights provided for in this Plan. Notwithstanding anything in this Plan to the contrary, Columbia Federal, in its sole discretion, may commence the Subscription Offering concurrently with or at any time after the mailing to the Voting Members of the Proxy Materials and may complete the Subscription Offering before the Special Meeting if the completion of the offer and sale of the Common Shares is conditioned upon the approval of this Plan by the Voting Members. In the event that Columbia Federal elects in its discretion to commence the Subscription Offering after the Special Meeting, the Subscription Offering will be commenced not later than 45 days after the date on which the Special Meeting is adjourned, except as may otherwise be approved by the OTS.


              Concurrently with, following the commencement of or following the completion of the Subscription Offering, Columbia Federal may also offer Common Shares in the Community Offering, subject to the prior satisfaction of the Subscription Rights of the Eligible Account Holders, Tax-Qualified Employee Stock Benefit Plans, Supplemental Eligible Account Holders and Other Eligible Members.


          All other steps considered necessary or desirable by the Board of Directors of Columbia Federal and the Board of Directors of the Holding Company will be taken pursuant to applicable laws and regulations to effect the Conversion.

4. PURCHASE PRICE OF COMMON SHARES AND NUMBER OF COMMON SHARES TO BE OFFERED IN CONNECTION WITH THE CONVERSION.

     The Purchase Price will be determined by the Board of Directors of Columbia Federal and the Board of Directors of the Holding Company before the commencement of the Subscription Offering, subject to adjustment as described below. The number of Common Shares to be issued in connection with the Conversion will be determined by the Board of Directors of the Holding Company and the Board of Directors of Columbia Federal before the completion of all sales of Common Shares contemplated by this Plan on the basis of the estimated pro forma market value of Columbia Federal, as converted, and the Purchase Price. No fractional shares will be issued in connection with the Conversion.

     The estimated pro forma market value of Columbia Federal, as converted, will be determined for such purpose by the Independent Appraiser, based upon such factors as the Independent Appraiser deems appropriate and as are consistent with the regulations of the OTS. Immediately before the commencement of the Subscription Offering, a range will be established for the aggregate Purchase Price of Common Shares to be offered in the Subscription Offering and the Community Offering. The maximum of such range shall be 15% above the pro forma market value of Columbia Federal, and the minimum of such range shall be 15% below the pro forma market value of Columbia Federal. The Independent Appraiser will review, from time to time as appropriate, or as required by law or regulation, developments subsequent to its valuation to determine whether the estimated pro forma market value of Columbia Federal, as converted, should be revised. If, after the commencement of the Subscription Offering, the Independent Appraiser determines that the estimated pro forma market value of Columbia Federal, as converted, has increased or decreased due to subsequent developments, the Conversion may be completed without notifying Persons who have subscribed for Common Shares and without a resolicitation of subscriptions if such pro forma market value is not less than the minimum of the valuation range approved by the OTS or does not exceed the maximum point of the valuation range by more than 15%. If, however, as a result of any such change, the estimated pro forma market value of Columbia Federal is less than the minimum of the valuation range or exceeds the maximum point of such valuation range by more than 15%, a new estimated pro forma market valuation range may be established, and the Board of Directors may, with the approval of the OTS, elect to increase or decrease the number of Common Shares to be issued in connection with the Conversion or increase or decrease the Purchase Price, in which case Persons who have subscribed for Common Shares will be notified and will be given the opportunity to increase, decrease or rescind their subscriptions.

5.    SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS.

      Eligible Account Holders will have the following rights to subscribe to and to purchase Common Shares:

           A. Each Eligible Account Holder will receive, without payment, a nontransferable Subscription Right to purchase a number of Common Shares up to the greater of (i) the amount permitted to be purchased in the Community Offering, (ii) .10% of the total number of Common Shares sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares sold in connection with the Conversion by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall purchase limitations set forth in Section 10 of this Plan and subject to adjustment by the Boards of Directors of the Holding Company and Columbia Federal as set forth in Section 10 of this Plan.

           B. In the event that subscriptions for Common Shares are received from Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 5 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Eligible Account Holders in a manner by which each subscribing Eligible Account Holder, to the extent possible, will be permitted to subscribe to a number of shares sufficient to make such Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares or (ii) the number of shares subscribed for by such Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total of the Qualifying Deposits of all subscribing Eligible Account Holders. No fractional shares will, however, be issued in connection with the Conversion.

           C. Subscription Rights held by Eligible Account Holders who are also Officers and directors of the Holding Company or Columbia Federal, and their Associates, to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date, will be subordinated to the Subscription Rights of all other Eligible Account Holders.

           D. The subscription rights of the Eligible Account Holders are subordinate to the limited priority right of Columbia Federal' s Tax-Qualified Employee Stock Benefit Plans set forth in Section 6 of this Plan.

6.   SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS.

     The Tax-Qualified Employee Stock Benefit Plans of Columbia Federal will receive non-transferable subscription rights to purchase up to 10% of the Common Shares offered in connection with the Conversion, subject to adjustment by the Boards of Directors of the Holding Company and Columbia Federal as set forth in Section 10 of this Plan. The Subscription Rights of the Tax-Qualified Employee Stock Benefit Plans are subordinate to the Subscription Rights of the Eligible Account Holders pursuant to Section 5 of this Plan, except that if the final pro forma market value of Columbia Federal exceeds the maximum of the valuation range, the ESOP shall have first priority with respect to the amount sold in excess of the maximum of the valuation range.

7.    SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS.

      Supplemental Eligible Account Holders will have the following rights to subscribe to and to purchase Common Shares:

           A. Each Supplemental Eligible Account Holder will receive, without payment, a nontransferable Subscription Right to purchase a number of Common Shares up to the greater of (i) the amount permitted to be purchased in the Community Offering, (ii) .10% of the total number of Common Shares sold in connection with the Conversion, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of Common Shares sold in connection with the Conversion by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator of which is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall purchase limitations set forth in Section 10 of this Plan and subject to adjustment by the Boards of Directors of the Holding Company and Columbia Federal as set forth in
      Section 10 of this Plan.

           B. In the event that subscriptions for Common Shares are received from Supplemental Eligible Account Holders upon the exercise of Subscription Rights pursuant to paragraph (a) of this Section 7 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders in a manner by which each subscribing Supplemental Eligible Account Holder, to the extent possible, will be permitted to subscribe to a number of Common Shares sufficient to make such Supplemental Eligible Account Holder's total allocation of Common Shares equal to the lesser of (i) 100 shares or (ii) the number of Common Shares subscribed for by such Supplemental Eligible Account Holder. Any Common Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each such Supplemental Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders. No fractional shares will be issued, however, in connection with the Conversion.

           C. Subscription Rights received pursuant to this Section 7 will be subordinate to all the Subscription Rights of Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plans pursuant to Sections 5 and 6 of this Plan. Any nontransferable Subscription Rights to purchase Common Shares received by an Eligible Account Holder pursuant to Section 5 of this Plan will be applied in partial satisfaction of Subscription Rights received pursuant to this Section 7.

8.    SUBSCRIPTION RIGHTS OF OTHER ELIGIBLE MEMBERS.

      Other Eligible Members will have the following rights to subscribe to and to purchase Common Shares:

           A. Each Other Eligible Member will receive, without payment, nontransferable Subscription Rights to purchase a number of Common Shares up to the greater of (i) the amount permitted to be purchased in the Community Offering, and (ii) .10% of the total number of Common Shares sold in connection with the Conversion, subject to adjustment by the Boards of Directors of the Holding Company and Columbia Federal as set forth in Section 10 of this Plan.

           B. In the event that subscriptions for Common Shares are received from Other Eligible Members upon the exercise of Subscription Rights pursuant to this Section 8 in excess of the number of Common Shares available for such subscriptions, the Common Shares available for purchase will be allocated among the Other Eligible Members from whom subscriptions are received in the same proportion that their respective subscriptions bear to the total subscriptions of all Other Eligible Members; provided, however, that, to the extent sufficient Common Shares are available, each subscribing Other Eligible Member shall receive 25 Common Shares before the remaining available Common Shares are allocated.

           C. Subscription Rights received by Other Eligible Members pursuant to this Section 8 are subordinate to all rights received by Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders pursuant to Sections 5, 6 and 7 of this Plan.


9.    COMMUNITY OFFERING.

      Concurrently with or at any time after the commencement or completion of the Subscription Offering, the Holding Company may offer Common Shares in the Community Offering in accordance with the following procedures and conditions:

           A. Any Common Shares not subscribed for in the Subscription Offering may be offered and sold in the Community Offering. If conducted, the Community Offering will be conducted in a manner which will give Community Members a preference in the purchase of Common Shares and will seek to achieve the widest distribution of Common Shares.

           B. The maximum number of Common Shares which may be subscribed for or purchased in the Community Offering by any Person, together with any Associates or group of Persons Acting in Concert, will be equal to the quantity obtained by dividing $150,000 by the Purchase Price, subject to the overall purchase limitations set forth in Section 10 of this Plan and subject to adjustment by the Board of Directors of the Holding Company and Columbia Federal as set forth in Section 10 of this Plan.

           C. Orders for Common Shares in the Community Offering will first be filled up to a maximum of 2% of the Common Shares sold in the Conversion, and thereafter any remaining shares will be allocated on an equal number of shares per order basis until all orders for Common Shares have been filled, subject to the limitations provided in Section 10 of this Plan.

           D. Columbia Federal or the Holding Company may retain a Broker to assist in selling the Common Shares in the Community Offering.

           E. Columbia Federal and the Holding Company reserve the right to reject, in whole or in part, any order to purchase Common Shares from any Person in the Community Offering.

10.   ADDITIONAL LIMITATIONS ON PURCHASES.

      The minimum number and maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion are as follows:

           A. A minimum of 25 Common Shares must be purchased by each Person purchasing Common Shares in connection with the Conversion to the extent Common Shares are available; provided, however, that if the Purchase Price is greater than $20 per share, the minimum number of Common Shares to which a Person may subscribe will be adjusted in a manner by which the aggregate Purchase Price required to be paid for such minimum number of Common Shares does not exceed $500. No fractional shares will be issued, however, in connection with the Conversion.

           B. Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members may purchase Common Shares in the Community Offering subject to the purchase limitations set forth in Section 9 of this Plan, provided that the maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion by any Person, together with any Associate or group of Persons Acting in Concert, shall not exceed the quantity obtained by dividing $300,000 by the purchase price, except that any one or more of the Tax-Qualified Employee Stock Benefit Plans may purchase in the aggregate not more than 10% of the Common Shares sold in connection with the Conversion and will be entitled to purchase such amount regardless of the number of Common Shares purchased by other Persons. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person. For the purpose of this Section 10, the members of the Board of Directors of the Holding Company and the Board of Directors of Columbia Federal will not be deemed to be Associates or a group of Persons Acting in Concert solely as a result of their membership on such Boards of Directors.

           C. The maximum number of Common Shares which may be subscribed for or purchased in connection with the Conversion by Officers and directors of Columbia Federal and their Associates in the aggregate shall not exceed 33.7% of the total number of Common Shares. Common Shares held by one or more Tax-Qualified Employee Stock Benefit Plans or non-tax-qualified employee stock benefit plans and attributed to a Person will not be aggregated with Common Shares purchased directly by or otherwise attributable to such Person.

           D. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the members of Columbia Federal, purchase limitations may be increased or decreased at the sole discretion of the Boards of Directors of the Holding Company and Columbia Federal at any time. If such amount is increased, persons who subscribed for the maximum amount will be given the opportunity to increase their subscriptions up to the then applicable limit, subject to the rights and preferences of any person who has priority subscription rights. The Boards of Directors of the Holding Company and Columbia Federal may, in their sole discretion, increase such maximum purchase limitation up to 9.99%; provided, however, that orders for Common Shares exceeding 5% of the Common Shares to be issued in the Conversion shall not exceed, in the aggregate, 10% of the Common Shares to be issued in the Conversion. In the event that the purchase limitation is decreased after commencement of the Subscription Offering, the order of any person who subscribed for the maximum number of Common Shares shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of Common Shares permitted to be subscribed for by such person. The maximum purchase limitation for Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members shall not be decreased below 1% of the total number of shares to be sold in the Conversion.

           E. The Subscription Rights granted under this Plan are nontransferable. Each Subscription Right may be exercised only by the Person to whom it is issued and only for such Person's own account. Each Person exercising Subscription Rights will be required to certify that he or she is purchasing for his or her own account and that he or she has no agreement or understanding for the sale or transfer of the stock to which he or she subscribes. The Board of Directors of Columbia Federal may reject any subscription which such Board reasonably believes involves an impermissible transfer of a Subscription Right. The Board of Directors of Columbia Federal may require any Person who the Board reasonably believes to be involved in an impermissible transfer of a Subscription Right to provide such information or assurances as the Board may request to verify the validity of a Subscription Right.

11.   PROCEDURES FOR THE SUBSCRIPTION OFFERING AND THE COMMUNITY OFFERING.

      The Subscription Offering and the Community Offering shall be conducted in the following manner:

           A. At the time the Proxy Materials are, pursuant to the authorization of the OTS, mailed to Voting Members at their last known addresses appearing on the records of Columbia Federal, Columbia Federal and the Holding Company may commence the Subscription Offering and the Community Offering.

           B. Prior to the commencement of the Subscription Offering, the Holding Company will file a registration statement with the SEC. No Prospectus may be distributed to Persons who have Subscription Rights or to Community Members or others until and unless the SEC has declared the Prospectus effective.

           C. The offer of Common Shares to Persons who have Subscription Rights, to Community Members and to others will be conditioned upon the approval of this Plan by the Voting Members at the Special Meeting.

           D. The Subscription Offering and the Community Offering may be closed before the Special Meeting.

           E. Orders for Common Shares received in the Subscription Offering and the Community Offering will first be filled, in the order of priority set forth in this Plan, by the orders of Persons holding Subscription Rights.

           F. The Prospectus will contain all the information required by the OTS, the SEC and all applicable laws and regulations necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Common Shares.

           G. The Order Forms will contain all the information required by the OTS and all applicable laws and regulations.

12.   PAYMENT FOR COMMON SHARES.

      Common Shares will be paid for in accordance with the following procedure:

           A. Full payment for all Common Shares subscribed for must be received by Columbia Federal, together with properly completed and executed original Order Forms therefor, before the expiration time, which will be specified on the Order Forms, unless such time is extended by Columbia Federal. Photocopied or telecopied Order Forms will not be accepted. The amount of such required payment will be the amount which equals the Purchase Price (which will be specified in the Order Forms or accompanying materials), multiplied by the number of Common Shares subscribed for in accordance with the terms of this Plan.

           B. Payment for Common Shares ordered in the Subscription Offering will be permitted to be made:

          (i)   In cash, if delivered in person;

          (ii) By check, bank draft, money order or negotiable order of withdrawal; provided, however, that any payment by check, bank draft, money order or negotiable order of withdrawal will be accepted subject to payment by the drawee of such check, bank draft, money order or negotiable order of withdrawal; or

          (iii) By appropriate authorization of withdrawal from any Savings Account in Columbia Federal.

      For the purpose of determining the withdrawal balance of any Savings Accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to such accounts will be paid by Columbia Federal on the amounts deemed to have been withdrawn until the date on which the Conversion is completed or terminated, at which time the authorized withdrawal actually will be made. Interest will be paid by Columbia Federal on payments for Common Shares paid in cash or by check, negotiable order of withdrawal or money order at an annual rate equal to Columbia Federal's passbook account rate or such higher rate as may be determined by Columbia Federal. Such interest will be paid from the date payments are received by Columbia Federal until consummation or termination of the Conversion.

           (c) The Order Forms will contain appropriate means by which authorization of withdrawals from Savings Accounts may be made to pay for subscribed shares. Once a withdrawal has been authorized, none of the designated withdrawal amount may be withdrawn from the designated Savings Account (except by Columbia Federal as payment for Common Shares) while this Plan remains in effect. Savings Accounts will be permitted to be established for the purpose of making payment for subscribed Common Shares. Notwithstanding any regulatory provisions regarding penalties for early withdrawal from certificate accounts and minimum qualifying balances for such accounts, payment for Common Shares will be permitted through authorization of withdrawals from such accounts without the assessment of such penalties. If, after such withdrawal, the applicable minimum balance requirement ceases to be met, such certificate account will be canceled and the remaining balance thereof will earn interest only at Columbia Federal's passbook account rate.

           (d) Columbia Federal will not lend funds or otherwise extend credit to any Person to purchase Common Shares.

13. EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

      Subscription Rights will expire or terminate in accordance with the following:

           A. All Subscription Rights provided for in this Plan, including without limitation the Subscription Rights of all Persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire at a specified time on a specified date which will be not less than 20 days nor more than 45 days following the date on which Order Forms are first sent to Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members; provided, however, that Columbia Federal will have the power to extend such expiration time in its discretion only for a reasonable time beyond such 45-day period.

           B. If Columbia Federal is unable to locate particular persons granted Subscription Rights under this Plan, or if Order Forms (i) are returned as undeliverable by the United States Post Office, (ii) are not received by Columbia Federal prior to the expiration date specified thereon, (iii) are defectively filled out or executed, or (iv) are not accompanied by the full required payment for the Common Shares subscribed for (including cases in which Savings Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment or the check, bank draft, negotiable order of withdrawal or money order does not clear by the expiration time), the Subscription Rights will lapse as though the Person to whom such rights have been granted failed to return the completed Order Form within the time period specified thereon. In any such case as discussed in this paragraph (b), all payments accompanying the Order Forms will be refunded and, in the case of payments authorized through withdrawal from deposits as permitted by
      Section 12 above, such withdrawals will not be made.

           C. Columbia Federal may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of a corrected Order Form or waive the remittance of full payment for shares subscribed for by such date as it may specify. An executed Order Form, once received by Columbia Federal, may not be modified, amended or rescinded without the consent of Columbia Federal, unless (i) the Community
      Offering is not completed within 45 days after the expiration of the Subscription Offering, or (ii) the final valuation of Columbia Federal, as converted, is less than the minimum of the valuation range established by the Independent Appraiser before the commencement of the Subscription Offering or exceeds the maximum of such valuation range by more than 15%. If either of those events occurs, persons who have subscribed for Common Shares in the Subscription Offering will receive written notice that they have a right to affirm, increase, decrease or rescind their subscriptions. Subject to the authority of the OTS and the Division, all interpretations by Columbia Federal and the Holding Company of the terms and conditions of this Plan and of the Order Forms will be final.

           D. The sale of all Common Shares must be completed within 45 days after the termination of the Subscription Offering, unless extended by Columbia Federal with the consent of the OTS, and within 24 months of approval of this Plan by the Voting Members at the Special Meeting. The 24-month period may not be extended by Columbia Federal or the OTS.

14.   COMPLIANCE WITH SECURITIES LAWS.

     Columbia Federal and the Holding Company will make reasonable efforts to comply with the securities laws of the United States and all other jurisdictions in which Eligible Account Holders, Supplemental Eligible Account Holders and Other Eligible Members reside. No person, however, will be offered any Subscription Rights or sold any Common Shares under this Plan in the event such Person resides in a foreign country or in any jurisdiction of the United States in respect of which (a) the granting of Subscription Rights or the offer or sale of Common Shares under this Plan to such persons would require Columbia Federal, the Holding Company or their directors, officers or employees to register under the securities laws of such jurisdiction as a Broker, Dealer or agent or to register or otherwise qualify the Common Shares for sale in such state or (b) Columbia Federal determines that compliance with the securities laws of such jurisdiction would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such persons.

15.   RIGHTS OF SHAREHOLDERS AFTER COMPLETION OF CONVERSION.

      After the Conversion, the Holding Company will be the sole shareholder of Columbia Federal and will exercise all rights attendant to owning the stock of Columbia Federal. Persons owning common shares of the Holding Company will have the following rights after the Conversion:

           A. Voting rights in respect of the Holding Company will be held and exercised exclusively by the holders of the issued and outstanding capital stock of the Holding Company. Neither borrowers from Columbia Federal nor holders of Savings Accounts in Columbia Federal will have any voting rights in Columbia Federal or the Holding Company on the basis of such borrowings or Savings Accounts.

           B. The Holding Company will have the exclusive rights, subject to the rights of Eligible Account Holders and Supplemental Eligible Account Holders in the Liquidation Account provided for in Section 16 of this Plan, to receive the distribution of any assets remaining after payment of creditors' claims, including the claims of Savings Account holders to the withdrawal value of their accounts, in the event of any voluntary or involuntary liquidation of Columbia Federal after the Conversion. The shareholders of the Holding Company will have the exclusive right to receive the distribution of any assets remaining after the payment of creditors' claims.

16. ESTABLISHMENT OF LIQUIDATION ACCOUNT.

     A Liquidation Account will be established on the effective date of the Conversion in accordance with the following:

           A. For purposes of granting a limited priority claim to the assets of Columbia Federal in the event of a complete liquidation thereof to Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Savings Account at Columbia Federal after the Conversion, Columbia Federal will, at the time of Conversion, establish the Liquidation Account in an amount equal to the regulatory capital of Columbia Federal as set forth in its latest statement of financial condition contained in its Prospectus for the sale of Common Shares. The Liquidation Account will not operate to restrict the use or application of any of the regulatory capital of Columbia Federal.

           B. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in a portion of the Liquidation Account for each Savings Account making up such account holder's Qualifying Deposit (herein referred to as the "Subaccount").

           C. The initial balance of each Subaccount will be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of the account holder's Qualifying Deposits as of the close of business on the Eligibility Record Date or the Supplemental Eligibility Record Date, as the case may be, and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Eligible Account Holders on the corresponding record date. For Savings Accounts in existence on both the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccounts will be determined on the basis of the Qualifying Deposits in such Savings Accounts on each such date. The balance of each Subaccount will never be increased above the initial balance. If the balance in the Savings Account to which a Subaccount relates, at the close of business on the last day of each fiscal year of the Holding Company subsequent to the respective record dates, is less than the lesser of (i) the deposit balance in such Savings Account at the close of business on the last day of each fiscal year of the Holding Company subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date or (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or the Supplemental Eligibility Record Date, the balance of the Subaccount for such Savings Account will be adjusted proportionate to the reduction in such Savings Account balance. In the event of any such downward adjustment, such Subaccount balance will not be subsequently increased notwithstanding any increase in the deposit balance of the related Savings Account. If any Savings Account is closed, its related Subaccount will be reduced to zero upon such closing. The Subaccount of an account holder will be maintained for as long as the account holder maintains an account with the same Social Security or tax identification number.

           D. In the event of a complete liquidation of the converted Columbia Federal (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder will be entitled to receive from the Liquidation Account a distribution equal to the current adjusted balance in each of such account holder's Subaccounts before any liquidation distribution may be made to any holders of the capital stock of Columbia Federal. No merger, consolidation, sale of bulk assets or similar combination or transaction with another savings association, the accounts of which are insured by the FDIC, will be deemed to be a complete liquidation for this purpose and, in any such transaction, the Liquidation Account will be assumed by the surviving insured institution.

17.   ACCOUNTS IN CONVERTED ASSOCIATION.

      Each Savings Account in Columbia Federal at the time of the Conversion will constitute, without payment or further action by the account holder, a Savings Account in Columbia Federal as converted, equal in withdrawable amount to the withdrawal value, and subject to the same terms and conditions, except as to voting and liquidation rights, as such Savings Account in Columbia Federal immediately before the Conversion.

18. RESTRICTIONS ON PURCHASES AND SALES OF COMMON SHARES BY OFFICERS AND DIRECTORS FOLLOWING CONVERSION.

      Purchases and sales of shares of the Holding Company after the Conversion will be restricted in accordance with the following:

           A. All Common Shares purchased by Officers or directors of the Holding Company or Columbia Federal or their Associates pursuant to this Plan will be subject to the restriction that no such shares will be sold for a period of one year following the date of purchase of such shares, except in the event of the death of the Officer, director or Associate.

           B. With respect to all Common Shares subject to restriction on subsequent disposition pursuant to paragraph (a) of this Section 18, each of the following provisions will apply:

                 Each certificate representing such shares will bear the
            following legend prominently stamped thereon giving notice of such restriction on transfer:


          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD BY THE REGISTERED HOLDER HEREOF FOR A PERIOD OF NOT LESS THAN ONE YEAR FROM THE DATE OF ISSUANCE HEREOF, EXCEPT IN THE EVENT OF THE DEATH OF THE REGISTERED HOLDER OF SUCH SHARES.

               Instructions will be given to the transfer agent for the Holding Company, if any, not to recognize or effect any transfer of any certificates representing such shares, or any change of record ownership thereof, in violation of such restriction on transfer; and

               Any shares of capital stock of the Holding Company issued as a stock dividend, stock split or otherwise with respect to outstanding Common Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Common Shares with respect to which such shares of stock are issued.


          (c) For a period of three years following the Conversion, no Officer or director of Columbia Federal or the Holding Company, or any Associates of such Officer or director, shall, without the prior written approval of the OTS, purchase the capital stock of the Holding Company other than from a Broker or Dealer registered with the SEC. This provision will not apply to (i) negotiated transactions involving more than 1% of a class of outstanding capital stock of the Holding Company or (ii) purchases of shares of capital stock made by and held by any one or more tax-qualified or non-tax-qualified employee stock benefit plans which may be attributable to individual Officers or directors of the Holding Company or Columbia Federal.

19.   RESTRICTIONS ON ACQUISITION OF COLUMBIA FEDERAL OR HOLDING COMPANY.

      Acquisition of capital stock of Columbia Federal or the Holding Company after the Conversion will be subject to various restrictions contained in the Amended Charter and Amended Bylaws of Columbia Federal, the articles of incorporation and the code of regulations of the Holding Company and various state and federal laws and regulations. In addition, the articles of incorporation of the Holding Company or the Amended Charter of Columbia Federal may include the limitation that, for a period of up to five years from the date of completion of the Conversion of Columbia Federal from mutual to stock form, no Person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of Columbia Federal or the Holding Company.

20.  AMENDMENT OR TERMINATION OF THIS PLAN.

     If deemed necessary or desirable by the Board of Directors of Columbia Federal and the Holding Company, this Plan may be amended by the Board of Directors of Columbia Federal and the Holding Company in their sole discretion at any time prior to the solicitation of Proxies from Voting Members entitled to vote on this Plan and at any time thereafter with the concurrence of the OTS. The Conversion pursuant to this Plan may be terminated by the Board of Directors of Columbia Federal and the Board of Directors of the Holding Company in their sole discretion at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS.

21.  CONSUMMATION OF CONVERSION.

     The Conversion of the mutual Columbia Federal into the stock Columbia Federal will be deemed to have taken place and to be effective at the time and date provided in the regulations of the OTS. The Conversion must be completed within 24 months of the approval of this Plan by the Members.

22.  TAX RULINGS/OPINIONS.

     The Conversion is expressly conditioned upon the prior receipt by Columbia Federal and the Holding Company of either rulings from the Internal Revenue Service and the appropriate Kentucky taxing authorities or opinions of legal counsel or other tax advisors to Columbia Federal in form and substance satisfactory to Columbia Federal and to the effect, among other things, that the Conversion will constitute a tax-free "reorganization" as defined in
Section 368(a) of the Internal Revenue Code of 1986, as amended, and comparable provisions of applicable state law, or that consummation of the transactions provided for in this Plan will not otherwise result in any federal, state or other tax consequences to Columbia Federal or the converted Columbia Federal deemed materially adverse by the Board of Directors of Columbia Federal or the Board of Directors of the Holding Company.

23.  DIRECTORS AND OFFICERS OF COLUMBIA FEDERAL.

     It is not intended that the Conversion will result in any change in the directors or Officers of Columbia Federal. The persons serving as Officers on the date the Application is filed with the OTS will continue to serve at the discretion of the Board of Directors of Columbia Federal in their respective capacities as Officers of the converted Columbia Federal. The persons serving as directors of Columbia Federal on the date the Application is filed with the OTS will continue to serve as directors following the Conversion until the expiration of their terms or their earlier death, resignation or removal from office.

24.  STOCK BENEFIT PLANS.

     Following the completion of the Conversion, Columbia Federal or the Holding Company may establish one or more stock option plans and management recognition plans to the extent permitted by OTS regulations. Columbia Federal and the Holding Company may make scheduled or discretionary contributions to one or more stock benefit plans maintained by Columbia Federal or the Holding Company for the benefit of the directors, officers or employees of Columbia Federal or the Holding Company, provided such contributions do not cause Columbia Federal to fail to meet its regulatory capital requirements.

25.   REGISTRATION OF COMMON SHARES; MARKET FOR COMMON SHARES.

           A. Before or promptly following the Conversion, the Holding Company will register with the SEC the Common Shares issued in connection with the Conversion pursuant to the Securities Exchange Act of 1934 and will not deregister such shares for a period of three years thereafter.

           B. While there is no assurance that an active market for the Common Shares will develop following the Conversion, the Holding Company will use its best efforts to encourage and assist a market maker to establish and maintain a market for the Common Shares and will use its best efforts to cause such shares to be quoted on The Nasdaq Stock Market (or any comparable quotation system which may hereafter be developed) or listed on a national or regional securities exchange.

26.   EXPENSES OF CONVERSION.

      Columbia Federal and the Holding Company will use their best efforts to assure that the expenses incurred in connection with the Conversion will be reasonable.

27.  MAILING OF PROXY MATERIALS.

     The Proxy Materials will only be sent to Voting Members as of the Voting Record Date.

28.  INTERPRETATION OF THE PLAN.

     The Boards of Directors of Columbia Federal and the Holding Company will interpret this Plan. To the extent permitted by law, all interpretations of this Plan by the Boards of Directors of Columbia Federal and the Holding Company will be final.

                         COLUMBIA FEDERAL SAVINGS BANK

                             FEDERAL STOCK CHARTER



SECTION 1. CORPORATE TITLE. The full corporate title of the association is Columbia Federal Savings Bank.

SECTION 2. OFFICE. The home office shall be located in Ft. Mitchell, Kentucky.

SECTION 3.    DURATION.  The duration of the association is perpetual.

SECTION 4. PURPOSE AND POWERS. The purpose of the association is to pursue any or all of the lawful objectives of a federal savings association chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("Office").

SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the association has the authority to issue is ten million (10,000,000), all of which shall be common stock with no par value. The shares may be issued from time to time as authorized by the board of directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the association), labor, or services actually performed for the association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the association that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Except for shares issued in connection with the conversion of the association from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the association other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

     The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors, unless the charter provides that there shall be no such cumulative voting. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the association, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the association, to receive the remaining assets of the association available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the association shall not be entitled to preemptive rights with respect to any shares of the association which may be issued.

SECTION 7. LIQUIDATION ACCOUNT. Pursuant to the requirements of the Office's regulations (12 C.F.R. Part 563b), the association shall establish and maintain a liquidation account for the benefit of its savings accountholders as of September 30, 1996 and ____________________ ("eligible savers"). In the event of a complete liquidation of the association, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the association's eligible savers' inchoate interest in the liquidation account, to the extent it is still in existence; provided, that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at any meetings of the association's stockholders.

SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the association's charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the association from mutual to stock form, the following provisions shall apply:

      A. BENEFICIAL OWNERSHIP LIMITATION. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the association. This limitation shall not apply to a transaction in which the association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the Office's regulations.

           In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

           For purposes of this Section 8, the following definitions apply:

           1. The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding, or disposing of the equity securities of the association.

           2. The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

           3. The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

           4. The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement, or other arrangements, whether written or otherwise.

      B. CUMULATIVE VOTING LIMITATION. Stockholders shall not be permitted to cumulate their votes for election of directors.

      C. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the association or amendments to its charter shall be called only upon direction of the board of directors.

SECTION 9. DIRECTORS. The association shall be under the direction of a board of directors. The authorized number of directors, as stated in the association's bylaws, shall not be fewer than five nor more than fifteen except when a greater or lesser number is approved by the Director of the Office, or his or her delegate.

SECTION 10. AMENDMENT OF CHARTER. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the board of directors of the association, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved as preapproved by the Office. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Office in accordance with regulatory procedures or on such other date as the Office may specify in its preliminary approval.





 Attest: _______________________________  By: ________________________________
         Secretary                            President
         Columbia Federal Savings Bank        Columbia Federal Savings Bank



 Attest: _______________________________  By: ________________________________
         Secretary of the Office              Director of the Office
         of Thrift Supervision                of Thrift Supervision



Effective Date:   _________________

                         COLUMBIA FEDERAL SAVINGS BANK

                              FEDERAL STOCK BYLAWS


                            ARTICLE I - HOME OFFICE

     The home office of Columbia Federal Savings Bank shall be at 2497 Dixie Highway, Ft. Mitchell, Kentucky, 41017 in the County of Kenton, in the Commonwealth of Kentucky.


                           ARTICLE II - SHAREHOLDERS

     SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the association or at such other place in the state in which the principal place of business of the association is located as the board of directors may determine.

     SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the association for the election of directors and for the transaction of any other business of the association shall be held annually within 150 days after the end of the association's fiscal year on the third Thursday in January, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at 2:00 p.m., or at such other date and time within such 150-day period as the board of directors may determine.

     SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the association addressed to the chairman of the board, the president, or the secretary.

     SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with rules and procedures adopted by the board of directors. The board of directors shall designate, when present, either the chairman of the board or the president to preside at such meetings.

     SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the association and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Office's regulations as now or hereafter in effect.

     SECTION 8. QUORUM. A majority of the outstanding shares of the association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

     SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the association to the contrary, at any meeting of the shareholders of the association, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the association if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the association, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 12. CUMULATIVE VOTING. Subject to the provisions of Section 8.B. of the Charter of the association prohibiting cumulative voting in the election of directors for a period of five years from the date of completion of the conversion of the association from mutual to stock form, every shareholder entitled to vote at an election for directors shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares shall equal or by distributing such votes on the same principle among any number of candidates.

     SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     SECTION 14. NOMINATING COMMITTEE. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the association at least five days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     SECTION 16. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.


                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 1. GENERAL POWERS. The business and affairs of the association shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     SECTION 2. NUMBER AND TERM. The board of directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

     SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president, or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the association's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

     Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participations shall constitute presence in person for all purposes.

     SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram or when the association receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7.  QUORUM.  A majority of the number of directors fixed by section 2 of this article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by section 5 of this article III.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

     SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the association addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

     SECTION 11. VACANCIES. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     SECTION 12. COMPENSATION. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

     SECTION 13. PRESUMPTION OF ASSENT. A director of the association who is present at a meeting of the board of directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.


                  ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

     SECTION 1. APPOINTMENT. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2. AUTHORITY. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the association, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the association otherwise than in the usual and regular course of its business; a voluntary dissolution of the association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     SECTION 3.  TENURE.  Subject to the provisions of section 8 of this article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

     SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

     SECTION 10. OTHER COMMITTEES. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the association and may prescribe the duties, constitution, and procedures thereof.


                              ARTICLE V - OFFICERS

     SECTION 1. POSITIONS. The officers of the association shall be a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the association. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller.
The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the association may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the association shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with section 3 of this article V.

     SECTION 3. REMOVAL. Any officer may be removed by the board of directors whenever in its judgment the best interests of the association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors.



               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the association. Such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the association shall be signed by one or more officers, employees or agents of the association in such manner as shall from time to time be determined by the board of directors.

     SECTION 4. DEPOSITS. All funds of the association not otherwise employed shall be deposited from time to time to the credit of the association in any duly authorized depositories as the board of directors may select.


            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the association shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the association. All certificates surrendered to the association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the association as the board of directors may prescribe.

     SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the association shall be deemed by the association to be the owner for all purposes.


                           ARTICLE VIII - FISCAL YEAR

     The fiscal year of the association shall end on the 30th day of September of each year. The appointment of such accountants shall be subject to annual ratification by the shareholders.


                             ARTICLE IX - DIVIDENDS


     Subject to the terms of the association's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the association may pay, dividends on its outstanding shares of capital stock.


                           ARTICLE X - CORPORATE SEAL

     The board of directors shall provide a association seal which shall be two concentric circles between which shall be the name of the association. The year of incorporation or an emblem may appear in the center.


                            ARTICLE XI - AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment and (ii) receipt of any applicable regulatory approval. When an association fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the by laws by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the association at any legal meeting.

EFFECTIVE DATE: _______________________, 1998